 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              January 23, 2015

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 S. Jones Boulevard, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 503-4299

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 23, 2015, Homeland Resources Ltd. (the “Company”) entered into a Securities Purchase Agreement dated for reference January 22, 2015 (the “Securities Purchase Agreement”) with Typenex Co-Investment, LLC (“Typenex”), a Utah limited liability company.  Under the terms of the Securities Purchase Agreement, Typenex purchased a $70,000 10% convertible note of the Company (the “Convertible Note”) and a warrant (the “Warrant”) entitling them to purchase up to 175,000 shares of common stock exercisable for a period expiring January 31, 2020 at a price of $0.20 per share.  Although the Securities Purchase Agreement is dated for reference January 22, 2015, it was not effective until January 23, 2015 when it was executed by Typenex.  The Convertible Note is convertible at $0.30 per share and is repayable in installments commencing July 22, 2015.  Details of the Convertible Note are set out in Item 2.03 below.

Copies of the Securities Purchase Agreement, the Convertible Note and the Warrant are attached as exhibits to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Homeland Resources Ltd. (the “Company”) issued a convertible note (the “Convertible Note”) dated for reference January 22, 2015 in the principal amount of $70,000 to Typenex Co-Investment, LLC (“Typenex”), a Utah corporation, pursuant to the terms of a Securities Purchase Agreement dated for reference January 22, 2015 (the “Securities Purchase Agreement”).  The Convertible Note was issued at a discount to face value of $6,000.  In addition, the Company paid $4,000 toward the legal costs of Typenex with the result that the Company received a net amount of $60,000.  Under the terms of the Convertible Note, the Company shall repay the principal amount of $70,000 plus interest at a rate of 10% per annum in five equal installments of $14,000, plus accrued interest and other costs commencing July 22, 2015.

At any time commencing from the date of issuance of the Convertible Note, Typenex has the right to convert all or any portion of the outstanding and unpaid principal amount and interest of the Convertible Promissory Note into shares of the Company’s common stock at a conversion price of $0.30, subject to adjustment. Conversion is subject to a limitation that Typenex and its affiliates cannot at any time hold, as a result of conversion, more than 4.99% of the outstanding common stock of the Company.

The Company may elect to pay the installments by the issuance of shares to Typenex at a price equal to 61% of the average of the three lowest closing bid prices for the Company’s shares in the preceding 20 trading days (the “Market Price”), subject to adjustments in the event of defaults.  In addition, the Company may be obligated to issue additional shares if the Market Price is lower in the subsequent 20 day period.

The Company has the right, subject to certain condition, to prepay the outstanding balance by paying a premium of 25%.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 of this report, the Company issued to Typenex a $70,000 convertible note as more particularly described in Item 2.01 above and a warrant to purchase up to 175,000 shares of the Company’s common stock exercisable for a period expiring January 31, 2020 at a price of $0.20 per share.  The Warrant also contains cashless exercise provisions.  The Warrant was issued pursuant to the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 on the basis of representations provided by Typenex that it is an “accredited investor” as defined in Rule 501 of Regulation D.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement dated for reference January 22, 2015 between the Company and Typenex Co-Investment, LLC
10.2	10% Convertible Promissory Note dated for reference January 22, 2015 executed by the Company in favor of Typenex Co-Investment, LLC
10.3	Form of Warrant issued to Typenex Co-Investment, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
Date: January 29, 2015
	By:	/s/ David St. James
David St. James,
Secretary and Treasurer